                   ELECTION TO BECOME GOVERNED BY CHAPTER 302A
                     AND CERTIFICATE OF AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION
                                       OF
                              SOUND OF MUSIC, INC.


     We, the undersigned officers of Sound of Music, Inc., a corporation subject to the provisions of Chapter 301 Minnesota Statutes, do hereby certify that resolutions as hereinafter set forth were adopted on the 16th day of February, 1983, by the affirmative vote of the holders of at least two-thirds of the voting power of all shares entitled to vote:

     RESOLVED:

          That the Sound of Music, Inc. elects to be governed by the provisions of Minnesota Statutes 302A and accepts all of the duties and responsibilities set forth therein.

     RESOLVED
     FURTHER:

          That the Articles of Incorporation of Sound of Music, Inc. be, and they hereby are, amended and restated to supersede and take the place of the existing Articles and to be consistent with the requirements and provisions under Minnesota Statutes 302A, as follows:

                              "AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                              SOUND OF MUSIC, INC.

               Sound of Music, Inc. does hereby adopt the following Amended and Restated Articles of Incorporation:

                                    ARTICLE I
                                      NAME

               The name of this corporation shall be Best Buy Co., Inc.

                                   ARTICLE II
                                REGISTERED OFFICE

               The registered office of this corporation is located at 900 East 80th Street, Bloomington, MN 55420.

                                   ARTICLE III
                               BOARD OF DIRECTORS

               The names and addresses of the members of the Board of Directors at the time of the adoption of these Amended and Restated Articles are:

          Name                     Address
          ----                     -------
          Richard M. Schulze       900 East 80th Street
                                   Bloomington, MN 55420

          Joseph Francis           300 Industrial Blvd.
                                   Minneapolis, MN 55419

          Elliot S. Kaplan         33 South Fifth Street
                                   Minneapolis, MN 55402

                                   ARTICLE IV
                                     CAPITAL

               The aggregate number of shares of all classes of stock which this corporation shall have the authority to issue is Two Million Four Hundred Thousand (2,400,000) shares consisting of:

               (1) 2,000,000 shares of common stock, par value of $.10 per share; and

               (2) 400,000 shares of preferred stock, par value $1.00 per share.

               The preferred stock shall be non-voting, preferred over the common stock as to dividends as and when declared by the Board of Directors, redeemable in whole or in part at the option of the corporation to the extent determined by the Board of Directors upon issuance, and convertible share for share into shares of the common stock of the corporation at the option of the holder.

                                    ARTICLE V
                               CLASSES AND SERIES
                                    OF STOCK

               Notwithstanding, but subject to the express provisions of, Article IV herein, and in addition to, and not by way of limitation of, the powers granted to the Board of Directors by Minnesota Statutes, Chapter 302A, the Board of Directors of this corporation shall have the power and authority to fix by resolution any designation, class, series, voting power, preference, right, qualification, limitation, restriction, dividend, time and price of redemption, and conversion right with respect to any shares of stock of the corporation which, from time to time, remain authorized but unissued.

                                   ARTICLE VI
                                  BOARD ACTION
                                WITHOUT A MEETING

               Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting by written action signed by a majority of the Board of Directors then in office, except as those matters which require shareholder approval, in which case the written action shall be signed by all members of the Board of Directors then in office.

                                   ARTICLE VII
                                CUMULATIVE VOTING

               No stockholder of this corporation shall be entitled to any cumulative voting rights.

                                  ARTICLE VIII
                               PREFERENTIAL RIGHTS

               No stockholder of this corporation shall have any preferential, pre-emptive, or other rights of subscription to any shares of any class or series of stock of this corporation allotted or sold or to be allotted or sold whether now or hereafter authorized, or to any obligations or securities convertible into any class or series of stock of this corporation."

     RESOLVED
     FURTHER:

          That the President and Secretary of this corporation be, and they hereby are, authorized, empowered and directed to make, execute and acknowledge such documents as may be required by Minnesota Statutes 302A to reflect this amendment and restatement of the Articles of Incorporation and to cause such document or documents to be filed for record in the manner required by law.

                              /s/ Richard M. Schulze
                              ------------------------------------
                              Richard M. Schulze
                              President



                              /s/ Elliot S. Kaplan
                              -----------------------------------
                              Elliot S. Kaplan
                              Secretary


STATE OF MINNESOTA  )
                    ) ss.
COUNTY OF HENNEPIN  )

     The foregoing instrument was acknowledged before me this 16th day of February, 1983, by Richard M. Schulze and Elliot S. Kaplan, the President and Secretary, respectively, of Sound of Music, Inc., a Minnesota corporation, on behalf of the corporation.



                              /s/ Jean Giese
                              -----------------------------------
                              Notary Public


          (Seal of the Minnesota
           Secretary of State
           dated February 18, 1983)

                               State of Minnesota              See instructions
                        Office of the Secretary of State        on reverse side
                                                                 for completing
                                                                      this form.


                   CERTIFICATE OF CHANGE OF REGISTERED OFFICE
                                       by
- - --------------------------------------------------------------------------------
Name of Corporation
                               BEST BUY CO., INC.
- - --------------------------------------------------------------------------------

Pursuant to Minnesota Statutes Section 301.33, 302A.123 or 317.19, the undersigned hereby certifies that the Board of Directors of the above named Minnesota corporation has resolved to change the corporation's registered office:


- - --------------------------------------------------------------------------------
FROM       Address
        (No. & Street)  900 East 80th Street
- - --------------------------------------------------------------------------------
                                            County             ZIP
            City        Bloomington         Hennepin  MN       55420
- - --------------------------------------------------------------------------------


- - --------------------------------------------------------------------------------
TO         Address      12600 W. Frontage Road
        (No. & Street)  Interstate 35W at Hwy. 13
- - --------------------------------------------------------------------------------
                                            County             ZIP
           City         Burnsville          Dakota    MN       55337
- - --------------------------------------------------------------------------------


The effective date of the change will be the day of filing of this certificate with the Secretary of State.


- - --------------------------------------------------------------------------------
Name of Officer or Other Authorized Agent of Corporation  Signature
Richard M. Schulze                                        /s/ Richard M. Schulze
- - --------------------------------------------------------------------------------
Title or Office                                           Date
President                                                 February 21, 1984
- - --------------------------------------------------------------------------------


STATE OF MINNESOTA  )     REQUIRED FOR CH. 302A CORPORATIONS ONLY
                    ) ss.
COUNTY OF HENNEPIN  )


        The foregoing instrument was acknowledged before me this 21st day of February, 1984.


                             /s/ David G. Reinhart
                             ------------------------------------------
                             Notary Public


        DO NOT WRITE BELOW THIS LINE.  FOR SECRETARY OF STATE'S USE ONLY.

- - --------------------------------------------------------------------------------
          Receipt Number                              File Data
- - --------------------------------------------------------------------------------


             691282                          (Seal of Minnesota Secretary of
                                             State dated March 16, 1984)
- - --------------------------------------------------------------------------------

                              ARTICLES OF AMENDMENT
                                       OF
                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                               BEST BUY CO., INC.


          WE, THE UNDERSIGNED, officers of Best Buy Co., Inc., a corporation subject to the provisions of Chapter 302A, Minnesota Statutes, do hereby certify that resolutions as hereinafter set forth were adopted on the 22nd day of February, 1985, by the affirmative vote of the holders of a majority of the voting power of the shares present and entitled to vote:

          RESOLVED:

               That the shareholders of this corporation hereby amend
          Article IV and Article V of the corporation's Amended and Restated Articles of Incorporation to read as follows:

                                   "ARTICLE IV
                                     CAPITAL

               The aggregate number of shares of all classes of stock which this corporation shall have the authority to issue as Five Million Four Hundred Thousand (5,400,000) shares consisting of:

                    (1) 5,000,000 shares of Common Stock, par value $0.10 per share; and

                    (2) 400,000 shares of Preferred Stock, par value $1.00 per share.

               The holders of common shares shall have one (1) vote for each common share held of record on each matter submitted to the holders of common shares.

                                    ARTICLE V
                               CLASSES AND SERIES
                               OF PREFERRED STOCK

               The shares of the Preferred Stock may be issued from time to time by the Board of Directors in one or more series with such designations, relative rights, preferences, limitations, dividends, rights, redemption prices, liquidation prices, conversion rights, sinking or purchase fund rights or other privileges as the Board of Directors may establish, fix or determine."

                              /s/ Richard M. Schulze
                              -----------------------------------
                              Richard M. Schulze, President



                              /s/ Elliot S. Kaplan
                              -----------------------------------
                              Elliot S. Kaplan, Secretary


STATE OF MINNESOTA  )
                    ) ss.
COUNTY OF HENNEPIN  )

     The foregoing instrument was acknowledged before me this 22nd day of February, 1985, by Richard M. Schulze and Elliot S. Kaplan, the President and Secretary, respectively, of Best Buy Co., Inc., a Minnesota corporation, on behalf of the corporation.



                              /s/ Jeanne L. Meisser
                              -----------------------------------
                              Notary Public


     (Seal of the Minnesota
      Secretary of State
      dated February 25, 1985)

                               State of Minnesota               See instructions
                        Office of the Secretary of State         on reverse side
                                                                  for completing
                                                                      this form.

                   CERTIFICATE OF CHANGE OF REGISTERED OFFICE
                                       by

- - --------------------------------------------------------------------------------
Name of Corporation
                               BEST BUY CO., INC.
- - --------------------------------------------------------------------------------

Pursuant to Minnesota Statutes Section 301.33, 302A.123 or 317.19, the undersigned hereby certifies that the Board of Directors of the above named Minnesota corporation has resolved to change the corporation's registered office:


- - --------------------------------------------------------------------------------
FROM          Address
          (No. & Street)      900 East 80th Street
- - --------------------------------------------------------------------------------
                                                  County                 ZIP
               City           Bloomington         Hennepin      MN       55420
- - --------------------------------------------------------------------------------


- - --------------------------------------------------------------------------------
TO            Address
          (No. & Street)      4400 West 78th Street
- - --------------------------------------------------------------------------------
                                                  County                 ZIP
               City           Bloomington         Hennepin      MN       55435
- - --------------------------------------------------------------------------------


The effective date of the change will be the day of filing of this certificate with the Secretary of State.


- - --------------------------------------------------------------------------------
Name of Officer or Other Authorized Agent of Corporation  Signature
Elliot S. Kaplan                                          /s/ Elliot S. Kaplan
- - --------------------------------------------------------------------------------
Title or Office                                           Date
Secretary                                                 March 12, 1986
- - --------------------------------------------------------------------------------


STATE OF MINNESOTA  )  REQUIRED FOR CH. 302A CORPORATIONS ONLY
                    ) ss.
COUNTY OF HENNEPIN  )

        The foregoing instrument was acknowledged before me this 12th day of March, 1986.

                    /s/ Betty Goodale
                    -----------------------------------------------------------
                    Notary Public

        DO NOT WRITE BELOW THIS LINE.  FOR SECRETARY OF STATE'S USE ONLY.

- - --------------------------------------------------------------------------------
        Receipt Number                             File Data
- - --------------------------------------------------------------------------------

           902453                       (Seal of Minnesota Secretary of State
                                        dated March 17, 1986.)
- - --------------------------------------------------------------------------------

                              ARTICLES OF AMENDMENT
                                       OF
                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                              OF BEST BUY CO., INC.



     WE, THE UNDERSIGNED, officers of Best Buy Co., Inc., a corporation subject to the provisions of Chapter 302A, Minnesota Statutes, do hereby certify that resolutions as hereinafter set forth were adopted on the 9th day of May, 1986, by the affirmative vote of the holders of a majority of the voting power of the shares present and entitled to vote:

     RESOLVED:

          That the shareholders of this corporation hereby amend Article IV of the corporation's Amended and Restated Articles of Incorporation to read as follows:

                                   ARTICLE IV
                                     CAPITAL

               The aggregate number of shares of all classes of stock which this corporation shall have the authority to issue is Thirty Million Four Hundred Thousand (30,400,000) shares consisting of:

               (1) 30,000,000 shares of Common Stock, par value of $0.10 per share; and

               (2)  400,000 share of Preferred Stock, par value
                    $1.00 per share.

          The holders of shares of Common Stock shall have (1) vote for each share of Common Stock held of record on each matter submitted to the holders of shares of Common Stock.

     RESOLVED
     FURTHER:

          That the President, and such other officer or officers as he may designate, be, and they hereby, are authorized, empowered and directed to make, execute and acknowledge such documents as may be required by Minnesota Statutes, Chapter 302A, to reflect this amendment to the Articles of Incorporation and to cause such document or documents to be filed for record in the manner required by law.

                                   *  *  *  *

     RESOLVED:

          That the shareholders of this corporation hereby adopt a new Article,
     Article IX, to the corporation's Amended and Restated Articles of Incorporation, the text of which Article IX is set forth in Appendix A hereto and incorporated herein by this reference.

     RESOLVED
     FURTHER:

          That the President, and such other officer or officers as he may designate, be, and they hereby, are authorized, empowered and directed to make, execute and acknowledge such documents as may be required by Minnesota Statutes, Chapter 302A, to reflect this amendment to the Articles of Incorporation and to cause such document or documents to be filed for record in the manner required by law.

                                   *  *  *  *

     RESOLVED:

          That the shareholders of this corporation hereby adopt a new Article,
     Article X, to the corporation's Amended and Restated Articles of Incorporation, the text of which Article X is set forth in Appendix B hereto and incorporated herein by this reference.

     FURTHER
     RESOLVED:

          That the President, and such other officer or officers as he may designate, be, and they hereby, are authorized, empowered and directed to make, execute and acknowledge such documents as may be required by Minnesota Statutes, Chapter 302A, to reflect this amendment to the Articles of Incorporation and to cause such document or documents to be filed for record in the manner required by law.



                              /S/Richard  M. Schulze
                              ----------------------------------
                              Richard M. Schulze, President



                              /s/Elliot S. Kaplan
                              ----------------------------------
                              Elliot S. Kaplan, Secretary

STATE OF MINNESOTA  )
                    ) ss.
COUNTY  OF HENNEPIN )

     The foregoing instrument was acknowledged before me this 9th day of May, 1986, by Richard M. Schulze and Elliot S. Kaplan, the President and Secretary, respectively, of Best Buy Co., Inc., a Minnesota corporation, on behalf of the corporation.



                              /s/Cynthia L. Doerr
                              ----------------------------------
                              Notary Public

                                    APPENDIX A



                                   ARTICLE IX
                          REGULATION OF CERTAIN EVENTS


          SECTION 1. DEFINITIONS. As used in this Article IX (and, in some cases, Article X, hereof) the following terms and phrases shall have the respective meanings hereinafter set forth.

          (a) The term "Affiliate", used to indicate a relationship with any specified Person, shall mean any Person (except this corporation or any Person Controlled by this corporation none of the voting securities of or equity interests in which is owned directly or indirectly by the specified Person or any Affiliate or Associate of the specified Person) who directly, or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with the specified Person.

          (b) The term "Associate", used to indicate a relationship with any specified Person, shall mean any Person who is, or was within a period of five (5) years prior to the time of determination, an officer, director, employee, partner, trustee, agent, owner of five percent (5%) or more of the voting securities or (if not a partner) equity interests, or Member of the Immediate Family of, with or in a specified Person or any Affiliate or Associate of the specified Person.

          (c) A Person shall conclusively be a "Beneficial Owner" of shares of Voting Stock of this corporation (1) which such Person or any of its Affiliates or Associates owns legally or beneficially, directly or indirectly, (2) which such Person or any of its Affiliates or Associates has, directly or indirectly, (i) the right to acquire (whether such right is exercisable immediately or after the passage of time) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote pursuant to any agreement, arrangement or understanding, or otherwise, or (3) which are Beneficially Owned, directly or indirectly, by any other Person with which such Person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock of this corporation. Shares of Voting Stock of this corporation of which a Person is the Beneficial Owner shall be "Beneficially Owned" by such Person.

          (d) The phrase "Business Combination" shall mean (1) any merger, consolidation, combination or reorganization of this corporation or a Subsidiary with or into a Related Person, (2) any sale, lease, exchange, transfer, mortgage, pledge or other disposition (whether in one transaction or in a series of transactions) of all or any Substantial Part of the Assets of this corporation (including without limitation any securities of a Subsidiary) or of a Subsidiary to a Related Person, (3) any sale, lease, exchange, transfer, mortgage, pledge or other disposition (whether in one transaction or in a series of transactions) of all or any Substantial Part of the Assets of a Related Person to this corporation or to a Subsidiary, (4) the issuance of any securities of this corporation or of a Subsidiary to a Related Person, (5) the acquisition by this corporation or by a Subsidiary of any securities issued by or at the request of a Related Person, (6) any reclassification of securities (including any combination [reverse split] thereof) or recapitalization of this corporation, or any merger or consolidation of this corporation with any Subsidiary or any other transaction (whether or not with or into or otherwise involving a Related Person) which has the effect, directly or indirectly, of increasing the percentage of the outstanding shares of any class or series of equity securities, or securities convertible into equity securities, of this corporation or any Subsidiary which is Beneficially Owned by a Related Person, (7) any loan or other extension of credit by this corporation or a Subsidiary to a Related Person or any guarantee by this corporation or a Subsidiary of any loan or other extension of credit by any Person to a Related-Person, (8) the adoption of any plan or proposal for the dissolution, liquidation or termination of this corporation or any Subsidiary proposed by or on behalf of a Related Person, or (9) any agreement, contract or other arrangement providing for any of the foregoing transactions.

          (e) The phrase "Continuing Director" shall mean (1) any member of the Board of Directors of this corporation (i) who was a member of the Board of Directors at the adjournment of the meeting at which this Article IX was approved by the stockholders of this corporation, or (ii) became a member of the Board of Directors prior to the time that any Person becomes a Related Person, and (2) any successor to a Continuing Director who is not an Affiliate, Associate or otherwise a representative of a Related Person and is nominated or elected to succeed a Continuing Director by a majority of the remaining Continuing Directors at a meeting at which a Continuing Director Quorum is present.

          (f) The phrase "Continuing Director Quorum" shall mean a majority of those members of the Board of Directors who are Continuing Directors.

          (g) The term "Control" and all words derived therefrom shall mean the possession, directly or indirectly, of the powers to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

          (h) The phrase "Member of the Immediate Family", used to indicate a relationship with any specified Person, shall mean any of such Person's spouse, parents, children, siblings, mothers-in-law, fathers-in-law, sons-in-law, daughters-in-law, brothers-in-law and sisters-in-law.

          (i) The term "Person" shall mean any individual, firm, corporation or other entity.

          (j) The phrase "Related Person" shall mean any Person that is the Beneficial Owner of five percent (5%) or more of the shares of Voting Stock of this corporation deemed to be outstanding, other than (1) any individual or trust that was the Beneficial Owner of five percent (5%) or more of such outstanding shares on March 14, 1986, the estate of such individual, and any other Person that is a Beneficial Owner of five percent (5%) or more of such outstanding shares solely by reason of such individual, trust or estate being an Affiliate or Associate of such other Person, and (2) any pension, profit-sharing, employee stock ownership or other employee benefit plan of this corporation or any Subsidiary or any trustee or other fiduciary with respect to any such plan when acting in such capacity. For the purpose of determining whether a Person is a Related Person, the number of shares of Voting Stock of this corporation deemed to be outstanding shall include all shares of Voting Stock issuable by this corporation which are Beneficially Owned by such Person through application of the provisions of paragraph (c) of this Section 1, but shall not include any other shares of Voting Stock which may be issuable by this corporation to any other Person pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, exchange rights, warrants or options, or otherwise.

          (k) The term "Subsidiary" shall mean any corporation more than fifty percent (50%) of any class of equity securities of which is owned, directly or indirectly, by this corporation.

          (l) The phrase "Substantial Part of the Assets" shall mean assets individually valued at fair market value or book value, whichever is greater, equal in the aggregate to more than ten percent (10%) of the lesser of the fair market value or book value of the total assets of a Person as of the end of its most recent fiscal year ending prior to the time the determination is made.

          (m) The phrase "Voting Stock" shall mean all of the outstanding shares of capital stock of this corporation then entitled to vote for the election of directors, and each reference to a percentage majority of the shares of Voting Stock shall refer to such percentage of the voting power of all such shares voting as one class.

          SECTION 2.  SUPERMAJORITY VOTES.

          (a) Except as set forth in Section 3 of this Article IX, and notwithstanding any other provision seemingly to the contrary in law, these Articles of Incorporation or the By-laws of this corporation,

               (1) the affirmative vote of the holders of at least eighty percent (80%) of the outstanding shares of Voting Stock of this corporation; and

               (2) the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the outstanding shares of Voting Stock of this corporation that are Beneficially Owned by stockholders other than and except for any Related Person, shall be required for the approval or authorization of any Business Combination in which this corporation is or is intended to be a party, and such affirmative votes by stockholders shall be required notwithstanding the fact that, absent this Article IX, no vote may be required, or that the affirmative vote of the holders of a lesser majority percentage of Voting Stock may be permitted, by law or otherwise.

          (b) Notwithstanding anything seemingly to the contrary in law, these Articles of Incorporation or the By-laws of this corporation, the affirmative vote of seventy-five percent (75%) of the voting power of the entire Board of Directors shall be required with respect to the mortgage, pledge or grant of a security interest (whether in a single transaction or a series of transactions) of or in all or any Substantial Part of the Assets of this corporation or a Subsidiary to a Related Person.

          SECTION 3.  WHEN INAPPLICABLE.

          (a) The provisions of Section 2 of this Article IX shall not be applicable to a Business Combination, and such Business Combination shall require only such affirmative vote as may otherwise be required by law or otherwise, if either:

               (1) the Business Combination shall have been approved by a majority of Continuing Directors at a meeting at which a Continuing Director Quorum is present; PROVIDED, HOWEVER, that with respect to the mortgage, pledge or granting of a security interest of or in all or any Substantial Part of the Assets of this corporation or a Subsidiary to a Related Person, the provisions of Section 2(a) of this Article IX shall not be applicable if such mortgage, pledge or grant of a security interest shall have been approved by seventy-five percent (75%) of the voting power of the entire Board of Directors; or

               (2) the Business Combination shall involve solely a merger or consolidation between this corporation and a Subsidiary in which a Related Person has no direct or indirect interest (other than an interest arising solely by reason of the Related Person's interest in this corporation); PROVIDED, HOWEVER, that (i) if this corporation shall not be the surviving corporation, all stockholders of this corporation shall be entitled to receive the same amount and type of consideration in such transaction with respect to each share of each class or series of the capital stock of this corporation owned by them, (ii) as a condition precedent to consummation of such transaction, the provisions of Article IX and Article X of these Articles of Incorporation shall be continued in effect or adopted by, such surviving corporation as part of its articles or certificate of incorporation, as the case may be, and such articles or certificate shall include no provision inconsistent with the provisions of Article IX and Article X of these Articles of Incorporation, and (iii) as a condition precedent to consummation of such transaction, the provisions of Section 1 of Article III of this corporation's By-Laws shall continue in effect or shall be adopted by such surviving corporation as part of its Bylaws, and neither such By-laws nor the articles or certificate of incorporation of the surviving corporation shall include any provision inconsistent with the provisions of
          Section 1 of Article III of this corporation's By-laws.

          (b) In addition to, and not in limitation of the foregoing Subsection 3(a), the provisions of Subsection 2(a)(2) of this Article IX shall not be applicable to any merger, consolidation, combination or reorganization of this corporation with or into, or the adoption of any plan or proposal for the dissolution, liquidation or termination of this corporation proposed by or on behalf of, any Related Person, and any such specified Business Combination shall require only such affirmative vote as may otherwise be required by law or otherwise, if a majority of the Continuing Directors determines, at a meeting of the Board of Directors at which a Continuing Director Quorum is present, that each holder of shares of each class or series of the capital stock of this corporation, other than the Related Person, will receive in such Business Combination a cash consideration in an amount not less than the highest price per share (with appropriate adjustments for any stock dividends, stock splits, recapitalizations and other similar distributions or transactions) paid by the Related Person in acquiring any shares of the capital stock of this corporation of the same class or series, whether such highest price per share was paid in cash, securities or any combination thereof.

          SECTION 4. FIDUCIARY DUTY. Nothing contained in this Article IX shall be construed to relieve any Related Person of any fiduciary obligation imposed upon it by law.

          SECTION 5. POWERS OF BOARD. A majority of the Continuing Directors shall have the power and duty to determine, at a meeting of the Board of Directors at which a Continuing Director Quorum is present, on the basis of the definitions provided in Section 1 of this Article IX and the information then known to them, whether (a) any Person is a Related Person, (b) any Person is an Affiliate or Associate of another, (c) any Business Combination relates to a Substantial Part of the Assets of any Person, (d) any director is a Continuing Director and is acting at a meeting at which a Continuing Director Quorum is or was present, and (e) the cash consideration to be received by each holder of shares of each class or series of the capital stock of this corporation meets the test expressed in Subsection 3(b) of this Article IX. Any such determination made in good faith by a majority of the Continuing Directors shall be conclusive and binding for all purposes of this Article IX.

          SECTION 6. DUTIES OF BOARD. The fact that any action or transaction complies with the provisions of this Article IX shall not be construed to waive or satisfy any other requirements of law, these Articles of Incorporation or the By-laws of this corporation, or to impose any fiduciary duty, obligation or responsibility on the Board of Directors or any member thereof, to approve such action or transaction or recommend its adoption or approval to the stockholders of this corporation, nor shall such compliance limit, prohibit or otherwise restrict in any manner the Board of Directors, or any member thereof, with respect to evaluations of or actions and responses taken with respect to such action or transaction. The directors of this corporation, when evaluating any Business Combination, shall, in the exercise of their judgment in determining what is in the best interests of this corporation and its stockholders, give due consideration to all relevant factors, including without limitation, the social and economic effects on the employees, customers, suppliers and other constituents of this corporation and its Subsidiaries and on the communities in which this corporation and its Subsidiaries operate or are located.

          SECTION 7.  AMENDMENT OF ARTICLE IX.  The foregoing provisions of this
Article IX may be amended, altered or repealed only at a meeting of stockholders by the affirmative vote of (a) the holders of at least eighty percent (80%) of the shares of Voting Stock entitled to vote on amendments to these Articles of Incorporation; and, in addition, (b) the holders of at least sixty-six and two-thirds percent (66-2/3%) of the outstanding shares of Voting Stock of this corporation that are Beneficially Owned by stockholders other than Related Persons; PROVIDED, HOWEVER, that the provisions of this Section 7 shall not apply to any such amendment, alteration or repeal that shall have been approved and recommended to the shareholders for approval by a majority of Continuing Directors at a meeting at which a Continuing Director Quorum is present.

          SECTION 8. REMOVAL OF DIRECTORS. A director may be removed from office, (a) for cause, by the affirmative vote of a majority of the remaining directors, or the affirmative vote of the holders of a majority of the Voting Stock in attendance at a duly convened meeting of the stockholders; and (b) without cause, by the affirmative vote, at a meeting called for that purpose, of the holders of at least eighty percent (80%) of the outstanding shares of Voting Stock.

          SECTION 9.  AMENDMENT OF BY-LAWS.  The provisions of Section 1 of
Article III of this corporation's By-Laws may be amended, altered or repealed only at a meeting of stockholders, called for such purpose, by the affirmative vote of the holders of at least eighty percent (80%) of the outstanding shares of Voting Stock; PROVIDED, HOWEVER, that, notwithstanding the foregoing requirement, the Board of Directors may amend such Section 1 to increase the number of directors in the manner prescribed by law.

                                   APPENDIX B




                                    ARTICLE X
                   STOCK REPURCHASES FROM CERTAIN STOCKHOLDERS


          SECTION 1. DEFINITIONS. As used in this Article X, the following terms and phrases shall have the respective meanings hereinafter set forth.

          (a) The term "Affiliate" shall have the same meaning as provided in Subsection 1(a) of Article IX of these Articles of Incorporation.

          (b) The term "Associate" shall have the same meaning as provided in Subsection 1(b) of Article IX of these Articles of Incorporation.

          (c) The phrases "Beneficial Owner" and "Beneficially Owned" shall have the same meanings as provided in Subsection 1(c) of Article IX of these Articles of Incorporation.

          (d) The term "Person" shall have the same meaning as provided in Subsection 1(i) of Article IX of these Articles of Incorporation.

          (e) The phrase "Public Transaction" shall mean any (1) purchase of voting securities offered pursuant to an effective registration statement filed pursuant to the Securities Act of 1933, or (2) open market purchase of voting securities if, in either such case, the price and other terms of sale are not negotiated by the purchaser and seller of the legal or beneficial interest in such voting securities.

          (f) The term "Subsidiary" shall have the same meaning as provided in Subsection 1(k) of Article IX of these Articles of Incorporation.

          (g) The phrase "Substantial Stockholder" shall mean any Person or group of two or more Persons who have agreed to act together for the purpose of acquiring, holding, voting or disposing of voting securities of this corporation who, (1) individually or together with its or their Associates or Affiliates, in the aggregate, is or are the Beneficial Owner(s) of securities of this corporation, or securities convertible into securities of this corporation, representing ten percent (10%) or more of the Voting Stock, or (2) is or are assignee(s) of or has or have otherwise succeeded as, directly or indirectly, the Beneficial Owner(s) of any voting securities, or securities convertible into voting securities, of this corporation which were at any time within the three-year period immediately prior to the date in question Beneficially Owned by a Substantial Stockholder or any of its

     Associates or Affiliates, unless such assignment or succession shall have occurred pursuant to any Public Transaction or series of Public Transactions; PROVIDED, HOWEVER, that the term "Substantial Stockholder" shall not include any benefit plan or trust now or hereafter established by this corporation or any or any of its Subsidiaries for the benefit of the employees of this corporation and/or any of its Subsidiaries or any trustee, agent or other representative of any such plan or trust.

          (h) The phrase "Unaffiliated Director" shall mean a director who is not a Substantial Stockholder, its Affiliate or Associate, or is not otherwise related thereto; PROVIDED, HOWEVER, that no director shall be considered to be an Unaffiliated Director unless such director became a director of this corporation prior to the transaction or transactions in which such Substantial Stockholder or Substantial Stockholders became such, or was nominated, appointed or elected as a director of this corporation with the approval of at least two-thirds of the Unaffiliated Directors in office at the time of such director's nomination, appointment or election.

          (i) The phrase "Voting Stock" shall have the same meaning as provided in Subsection 1(m) of Article IX of these Articles of Incorporation.

          SECTION 2. EXTRAORDINARY VOTE OF STOCKHOLDERS. Notwithstanding any provision seemingly to the contrary in law, these Articles of Incorporation or the By-laws of this corporation, the affirmative vote of holders of not less than eighty percent (80%) of the Voting Stock of this corporation held by stockholders other than a Substantial Stockholder, or its Affiliates or Associates, shall be required to approve the purchase or other acquisition by this corporation of shares of capital stock of this corporation if:

          (a) such shares of capital stock are purchased from any Substantial Stockholder, its Affiliates or Associates at a price more than one hundred and five percent (105%) of the average closing price for shares of capital stock of the same class (as the shares of capital stock being purchased from the Substantial Stockholder, its Affiliates or Associates), in the principal public market in which such shares of capital stock are actively traded, during the most recent five (5) trading days during which such shares have been traded preceding such purchase, or, if earlier, during the most recent five (5) trading days during which such shares have been traded preceding the date upon which this corporation and the Substantial Stockholder, its Affiliates or Associates enter into a binding agreement for such purchase; or if such shares are of a class or series not traded in a public market, then at a price more than one hundred and five percent (105%) of the redemption price, if any, pertaining to such shares; or, if there is no such redemption price, at a price more than one hundred and five percent (105%) of the liquidation preference, if any, pertaining to such shares; or, if there is no such liquidation preference, at a price one hundred and five percent (105%) of the price(s) paid by such Substantial Stockholder, its Affiliates or Associates in acquiring such shares, determined on a first-in, first-out basis;

          (b) the Substantial Stockholder, its Affiliates or Associates has Beneficially Owned the shares of capital stock being purchased or any of them for less than three (3) years; and

          (c) all other holders of shares of capital stock of the same class or series are not contemporaneously afforded the opportunity to sell to this corporation or any other Person, on terms and at a price determined by a majority of the Unaffiliated Directors of this corporation to be substantially as favorable as those afforded to the Substantial Stockholder, its Affiliates or Associates, the same percentage of such shares of capital stock held by them as equals that percentage of the shares of capital stock Beneficially Owned by the Substantial Stockholder which are to be purchased from the Substantial Stockholder, its Affiliates or Associates by this corporation.

          SECTION 3. DETERMINATIONS BY UNAFFILIATED DIRECTORS. In the context of any transaction described in Section 2 of this Article X, the majority of the directors who are Unaffiliated Directors with respect to such transaction shall have the exclusive power and duty to determine, on the basis of information known to them after reasonable inquiry, whether a Person is (a) a Substantial Stockholder, (b) an Affiliate or Associate of a Substantial Stockholder, and (c) an Unaffiliated Director. Any such determination of a majority of the Unaffiliated Directors shall be final and binding in the absence of fraud or gross negligence by such Unaffiliated Directors.

          SECTION 4. AMENDMENT OF ARTICLE X. The provisions of this Article X may be amended, altered or repealed only at a meeting of stockholders by the affirmative vote of the holders of at least eighty percent (80%) of the shares of Voting Stock entitled to vote on amendments to these Articles of Incorporation; PROVIDED, HOWEVER, that the provisions of this Section 4 shall not apply to any such amendment, alteration or repeal that shall have been approved and recommended to the shareholders for approval by a majority of Unaffiliated Directors.

                                   (Seal of Minnesota
                                    Secretary of State
                                    dated May 9, 1986)

                              ARTICLES OF AMENDMENT
                                       OF
                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                               BEST BUY CO., INC.


     I, THE UNDERSIGNED, Secretary of Best Buy Co., Inc., a corporation subject to the provisions of Chapter 302A, Minnesota Statutes, do hereby certify that resolutions as hereinafter set forth were adopted on the 15th day of July, 1987, at a regular meeting of the shareholders of this corporation:

     RESOLVED:

          The shareholders of this corporation hereby amend the corporation's Amended and Restated Articles of Incorporation to include a new Article,
     Article XI, to read as follows:

                                   ARTICLE XI
                        LIMITATION OF DIRECTOR LIABILITY

               No director of the corporation shall be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director; provided, however, that this Article XI shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 302A.559 or 80A.23 of the Minnesota Statutes, (iv) for any transaction from which the director derived an improper personal benefit, or (v) for any act or omission occurring prior to the effective date of this
          Article XI. If, after the effective date of this Article XI, the Minnesota Business Corporation Act is amended to authorize the further elimination or limitation of the liability of directors, then, in addition to the limitation on personal liability provided herein, the liability of a director of the corporation shall be limited to the fullest extent permitted by such amended Act. Any repeal or modification of this Article XI by the shareholders of the corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director of the corporation existing at the time of such repeal or modification.

     RESOLVED
     FURTHER:

          That the Secretary be, and he hereby is, authorized, empowered and directed to make, execute and acknowledge such documents as may be required by Minnesota Statutes, Chapter 302A, to reflect this amendment in the Amended and Restated Articles of Incorporation and to cause such document or documents to be filed for record in the manner required by law.




                              /S/ Elliot S. Kaplan
                              --------------------------------
                              Elliot S. Kaplan
                              Secretary



STATE OF MINNESOTA  )
                    ) ss.
COUNTY OF HENNEPIN  )

     The foregoing instrument was acknowledged before me this 15th day of July, 1987, by Elliot S. Kaplan, the Secretary of Best Buy Co., Inc., a Minnesota corporation, on behalf of the corporation.



                              /s/ Gail E. Peterson
                              --------------------------------
                              Notary Public

                              (Seal of Minnesota
                               Secretary of State
                               dated July 16, 1987)

                            ARTICLES OF AMENDMENT OF
                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                              OF BEST BUY CO., INC.




     WE, THE UNDERSIGNED, being officers of Best Buy Co., Inc., a corporation subject to the provisions of Minnesota Statutes, Chapter 302A, of the Minnesota Business Corporation Act, do hereby certify that the resolutions as hereinafter set forth were adopted on the 13th day of January, 1994, by the affirmative vote of the holders of a majority of the voting power of the shares present and entitled to vote:


     RESOLVED:

     That the Shareholders of this corporation do hereby amend Article IV of the corporation's Amended and Restated Articles of Incorporation to read as follows:


                                   ARTICLE IV
                                     CAPITAL

          The aggregate number of shares of all classes of stock which this corporation shall have the authority to issue is One Hundred Twenty Million Four Hundred Thousand (120,400,000) shares consisting of:

          (1) 120,000,000 shares of Common Stock, par value of $.10 per share; and

          (2) 400,000 shares of Preferred Stock, par value of $1.00 per share.

     The holders of shares of Common Stock shall have one vote for each share of Common Stock held of record on each matter submitted to the holders of shares of Common Stock.


     RESOLVED
     FURTHER:

     That the Chief Executive Officer, and such other officer or officers as he may designate, be, and they hereby are, authorized, empowered and directed to make, execute and acknowledge such documents as may be required by Minnesota Statutes, Chapter 302A, to reflect this amendment to the Amended and Restated Articles of

Incorporation and to cause such document or documents to be filed for record in the manner required by law.



                                   /S/ Richard M. Schulze
                                   ---------------------------
                                   Richard M. Schulze
                                   Chief Executive Officer



                                   /s/ Elliot S. Kaplan
                                   ---------------------------
                                   Elliot S. Kaplan, Secretary


STATE OF MINNESOTA  )
                    ) ss.
COUNTY OF HENNEPIN  )

     The foregoing instrument was acknowledged before me this 13th day of January, 1994, by Richard M. Schulze and Elliot S. Kaplan, the Chief Executive Officer and Secretary, respectively, of Best Buy Co., Inc., a Minnesota corporation, on behalf of the corporation.


                                   /s/ Barbara J. Weiss
                                   ---------------------------
                                   Notary Public



                                   (Seal of Minnesota
                                    Secretary of State dated
                                    January 14, 1994)


                                        2